EXHIBIT NO. 99.(j) 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” and “Appendix N – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statements of Additional Information of MFS Diversified Income Fund, MFS Global Real Estate Fund and MFS New Discovery Value Fund, each a series of MFS Series Trust XIII, in Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A, No 2-74959).

We also consent to the incorporation by reference, in such Statements of Additional Information of our reports, dated April 14, 2015 with respect to the financial statements and financial highlights of MFS Diversified Income Fund, MFS Global Real Estate Fund and MFS New Discovery Value Fund, included in the Annual Reports to Shareholders for the fiscal year ended February 28, 2015.

ERNST & YOUNG LLP
Ernst & Young LLP

June 23, 2015